As filed with the Securities and Exchange Commission on February 16, 1996 Registration No. 33- ______
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                      ____________________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ILC TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)

                              California 94-1655721
          (State of Incorporation) (I.R.S. Employer Identification No.)

                                 399 Java Drive
                           Sunnyvale, California 94089
           (Address of Principal Executive Office Including Zip Code)

                              ILC TECHNOLOGY, INC.
                             1992 STOCK OPTION PLAN
                            (Full title of the plan)

                              Henry C. Baumgartner
                      President and Chief Executive Officer
                              ILC Technology, Inc.
                                 399 Java Drive
                           Sunnyvale, California 94089
                                 (408) 745-7900
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              KATHERINE T. TALLMAN
                                 FENWICK & WEST
                              Two Palo Alto Square
                               Palo Alto, CA 94306

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                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                           Proposed              Proposed
                                            Maximum               Maximum
Title of          Amount      Offering  Aggregate Offering
Securities to     to be       Price per    Amount of
Be Registered     Registered  Share (1)     Price             Registration Fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Common Stock      200,000     $   9.50     $1,900,000         $   655.17

                                                 -------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the Nasdaq National Market on February 12, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Company's Annual Report on Form 10-K for the year ended September 30, 1995;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995;

     3. The Company's definitive Proxy Statement dated January 2, 1996, in connection with the Annual Meeting of Shareholders of the Company held on February 14, 1996;

     4. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on November 25, 1983, as amended by Form 8 filed February 3, 1987; and

     5. The description of the Company's Rights which is contained in a Registration Statement on Form 8-A filed on October 2, 1989.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

     The Company has adopted provisions in its Restated Articles of Incorporation that limit the liability of its directors. As permitted by the California General Corporation Law, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors, in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Company or its shareholders (i) with respect to approval by a director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions that involve an absence of good faith, that a director believes to be contrary to the best interests of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of a director's duty to the Company or its shareholders, or that show a reckless disregard for a director's duty to the Company or its shareholders in circumstances in which a director was, or should have been, aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the California General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and executive officers to the full extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with each of its executive officers and directors, which may require the Company, among other things, to indemnify its directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. In addition, the Company has director and officer liability insurance.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.    Description

4.1* Restated Articles of Incorporation filed March 8, 1991 (previously filed as Exhibit 3.1 to Annual Report on Form 10-K for the fiscal year ended September 28, 1991, File No. 0-11360)

4.2* Amended and Restated Bylaws as of February 8, 1989 (previously filed as Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended September 28, 1991, File No. 0-11360)

4.3* Rights Agreement between the Company and Security Pacific National Bank dated as of September 29, 1989 (previously filed as
               Exhibit 2.1 to Current Report on Form 8-K dated September 19,
               1989)

5.1            Opinion of Fenwick & West

21.1* Subsidiaries of the Company, all of which are eligible to participate in the Plan (previously filed as Exhibit 21.1 to Annual Report on Form 10-K for the fiscal year ended October 1, 1994, File No. 0-11360)

23.1           Consent of Counsel (included in Exhibit 5.1)

23.2           Consent of Arthur Andersen LLP (See page II-6)

24.1           Power of Attorney (See page II-4)

___________________________

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13
     (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, ILC Technology, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 14, 1996.

                              ILC TECHNOLOGY, INC.


                              By: /s/ Henry C. Baumgartner
                              ____________________________
                              Henry C. Baumgartner, President
                              and Chief Executive Officer





                                POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints Henry C. Baumgartner and Ronald E. Fredianelli and each of them, his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                         Date
---------                          ------                        ----
/s/ Henry C. Baumgartner      President, Chief Executive    February 14, 1996
________________________      Officer and Director
Henry C. Baumgartner          (Principal Executive
                              Officer and Director)


/s/ Ronald E. Fredianelli     Chief Financial Officer       February 14, 1996
_________________________     (Principal Financial and
Ronald E. Fredianelli         Accounting Officer)


/s/ Wirt D. Walker, III       Chairman of the Board         February 14, 1996
_______________________       (Director)
Wirt D. Walker, III


/s/ Harrison A. Augur         Director                      February 14, 1996
_____________________
Harrison A. Augur


/s/ Arthur L. Schawlow        Director                      February 14, 1996
______________________
Arthur L. Schawlow


/s/ Richard D. Capra          Director                      February 14, 1996
____________________
Richard D. Capra

                                                          EXHIBIT 5.1


February 15, 1996



ILC Technology, Inc.
399 Java Drive
Sunnyvale, CA  94089

Gentlemen/Ladies:


     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about February 15, 1996 in connection with the registration under the Securities Act of 1933, as amended, of 200,000 shares of your Common Stock (the "Common Stock") to be sold by you pursuant to your 1992 Stock Option Plan, as amended (the "Plan").

     As your counsel, we have examined the proceedings taken by you in connection with the adoption and amendment of the Plan.

     It is our opinion that the 200,000 shares of Common Stock that may be issued and sold by you pursuant to the Plan, when issued and sold in accordance with the terms of the Plan in the manner referred to in the relevant Prospectus associated with the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto which have been approved by us.

Very truly yours,


Katherine T. Tallman
Fenwick & West

KTT/srr

                                                             399367.1

                               CONSENT OF COUNSEL


     The  consent  of  Fenwick & West is  contained  in their  opinion  filed as
Exhibit 5.1 to the Registration Statement.

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 3, 1995 included in ILC Technology, Inc.'s Form 10-K for the year ended September 30, 1995.


                               ARTHUR ANDERSEN LLP


San Jose, California
February 20, 1996

                                INDEX TO EXHIBITS


Exhibit                  Exhibit
Number                   ________
------

4.1* Restated Articles of Incorporation filed March 8, 1991 (previously filed as Exhibit 3.1 to Annual Report on Form 10-K for the fiscal year ended September 28, 1991, File No. 0-11360)

4.2* Amended and Restated Bylaws as of February 8, 1989 (previously filed as Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended September 28, 1991, File No. 0-11360)

4.3* Rights Agreement between the Company and Security Pacific National Bank dated as of September 29, 1989 (previously filed as Exhibit 2.1 to Current Report on Form 8-K dated September 19, 1989)

5.1       Opinion of Fenwick & West

21.1* Subsidiaries of the Company, all of which are eligible to participate in the Plan (previously filed as Exhibit 21.1 to Annual Report on Form 10-K for the fiscal year ended October 1, 1994, File No. 0-11360)

23.1      Consent of Counsel (included in Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP (See page II-6)

24.1      Power of Attorney (See page II-4)

_____________________________

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.